UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 25, 2008 (August 20, 2008)
TRANSMETA CORPORATION

(Exact name of Registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

000-31803	77-0402448

(Commission File Number)	(IRS Employer Identification No.)

2540 Mission College Boulevard, Santa Clara, CA	95054

(Address of principal executive offices)	(Zip Code)
(408) 919-3000

(Registrant’s telephone number, including area code)
NOT APPLICABLE

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.4225)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-3-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 20, 2008, William P. Tai informed the Board of Directors (the “Board”) of Transmeta Corporation, a Delaware corporation (“Transmeta” or the “Company”) that he plans to retire from the Board later this year, after more than 12 years of service, in order that he can fulfill certain expected new commitments at Charles River Ventures, a venture capital firm. Mr. Tai further informed the Board that his planned departure is not due to any disagreement with the Company or on any matter relating to the Company’s operations, policies or practices, and that he will complete his service on the Board and as a member of the Board’s Compensation Committee and Nominating and Corporate Governance Committee to and until the Company’s 2008 Annual Meeting of Stockholders, which is scheduled for September 18, 2008.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On August 20, 2008, after being informed that William P. Tai plans to retire from the Board as described above in Item 5.02, the Board resolved to reduce the number of directors on the Board from nine (9) to eight (8). The reduction will become effective immediately prior to the Company’s 2008 Annual Meeting of Stockholders, which is scheduled for September 18, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSMETA CORPORATION
Date: August 25, 2008	By:	/s/ John O’Hara Horsley
John O’Hara Horsley,
Executive Vice President, General Counsel & Secretary